Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact: Michael Porter President Porter, LeVay & Rose 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

Conference call to be held today at 9:00 A.M. EST

HOUSTON, TX - March 6, 2019 -- Vertex Energy, Inc. (NASDAQ:VTNR), a specialty refiner and marketer of high-quality hydrocarbon products, announced today its 2018 financial results for the fourth quarter and twelve months ended December 31, 2018.

FINANCIAL HIGHLIGHTS FOR FOURTH QUARTER 2018

●	Consolidated revenues increased 1% to $41.8 million, compared to $41.3 for the fourth quarter 2017

●	Gross profit was down 38% to $4.9 million compared to $7.9 million in the fourth quarter 2017

●	Total overall volume declined 24% versus the fourth quarter 2017

●	Net loss attributable to Vertex Energy was $201,333 in the fourth quarter of 2018, versus $385,387 for the fourth quarter of 2017

FINANCIAL HIGHLIGHTS FOR YEAR ENDED DECEMBER 31, 2018

●	Consolidated revenues increased to $180.7 million, compared to $145.5 million for the year ended December 31, 2017

●	Gross profit increased 38% to $29.4 million compared to $21.3 million in 2017

●	Gross profit margin was 16%, versus 15% for 2017

●	Net loss available to common shareholders was $8.0 million, or $0.23 per share, a reduction compared to a loss of $11.8 million or $0.36 per share in 2017

●	The company collected approximately 30 million gallons of used oil feedstock in 2018, compared to 26 million gallons for the same period of 2017

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, Inc., stated, “During 2018, the market in each of our benchmark commodities was relatively stable, until they hit their lows in the fourth quarter, which caused a sharp decline in pricing. However, our nimble operations enabled us to quickly shift our service model and implement new pricing, allowing our margins to begin to recover in the first quarter 2019.

Additionally, we are very pleased with the 4th quarter performance of our marine fuel business even though throughout the 4th quarter of 2018 we suffered margin compression in our base oil, refining and marketing and our recovery divisions. Recently we have seen pricing and spreads reset going into the new year and we anticipate 2019 financial results to improve over 2018.”

FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS CONFERENCE CALL DETAILS

Management will host a conference call on March 6, 2019 at 9 A.M. EST.

Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 1-201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until May 31, 2019 and may be accessed by dialing 1-877-660-6853 from the U.S. or 1-201-612-7415 for international callers, using conference ID #13688151.

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ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. With its headquarters in Houston, Texas, Vertex is one of the largest processors of used motor oil in the U.S. and has processing capacity of over 115 million gallons annually with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41 acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. Vertex has implemented a cost-effective strategy for building its feedstock supply by establishing a successful self-collection and aggregation system. The company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry in North America. For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.’s investor relations representative Michael Porter at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net (loss) income attributable to Vertex Energy, Inc.	$(201,333)	$(385,387)	$(2,217,767)	$(8,433,233)
Add (deduct):
Interest Income	—	—	(659)	(5,748)
Interest Expense	833,084	794,668	3,281,855	3,483,062
Depreciation and amortization	1,756,996	1,700,413	6,991,010	6,643,324
Tax benefit	—	(274,423)	—	(274,423)

EBITDA*	2,388,747	1,835,271	8,054,439	1,412,982

Add (deduct):
Gain (loss) on change in value of derivative warrant liability	(2,888,687)	556,318	(763,716)	(2,120,584)
Add (deduct): Stock-Based compensation	165,057	145,971	659,836	606,446

Adjusted EBITDA	$(334,883)	$2,537,560	$7,950,559	$(101,156)

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

●	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

●	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$1,349,831	$1,105,787
Restricted cash	1,500,000	—
Accounts receivable, net	9,027,990	11,288,991
Federal income tax receivable	137,212	—
Inventory	8,091,397	6,304,842
Derivative commodity asset	695,941	—
Prepaid expenses	2,740,541	1,771,832
Total current assets	23,542,912	20,471,452

Fixed assets, at cost	67,212,486	65,237,652
Less accumulated depreciation	(19,927,479)	(16,617,824)
Fixed assets, net	47,285,007	48,619,828
Goodwill and other intangible assets, net	12,578,519	14,499,354
Deferred tax asset	137,211	274,423
Other assets	616,759	440,417
TOTAL ASSETS	$84,160,408	$84,305,474

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$8,791,529	$7,826,016
Accrued expenses	2,535,347	2,492,722
Dividends payable	403,002	420,713
Capital leases-current	95,857	—
Current portion of long-term debt, net of unamortized finance costs	1,325,240	1,616,926
Revolving note	3,844,636	4,591,527
Total current liabilities	16,995,611	16,947,904

Long-term debt, net of unamortized finance costs	14,402,179	13,531,179
Capital leases-long-term	276,355	—
Contingent consideration	15,564	236,680
Derivative warrant liability	1,481,692	2,245,408
Total liabilities	33,171,401	32,961,171

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, 3,604,827 and 3,427,597 shares issued and outstanding at December 31, 2018 and 2017, respectively with liquidation preference of $11,174,964 and $10,625,551 at December 31, 2018 and 2017, respectively.	8,900,208	7,190,467

Series B1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, 10,057,597 and 13,151,989 shares issued and outstanding at December 31, 2018 and 2017, respectively with liquidation preference of $15,689,851 and $20,517,103 at December 31, 2018 and 2017, respectively.	13,279,755	15,769,478
Total Temporary Equity	22,179,963	22,959,945

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	December 31, 2018	December 31, 2017
EQUITY
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 419,859 and 453,567 shares issued and outstanding at December 31, 2018 and 2017, respectively, with a liquidation preference of $625,590 and $675,815 at December 31, 2018 and December 31, 2017, respectively.	420	454

Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated in 2016; zero and 31,568 issued and outstanding at December 31, 2018 and 2017, respectively with a liquidation preference of $0 and $3,156,800 at December 31, 2018 and December 31, 2017, respectively.	—	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 40,174,821 and 32,658,176 issued and outstanding at December 31, 2018 and 2017, respectively.	40,175	32,658
Additional paid-in capital	75,131,122	67,768,509
Accumulated deficit	(47,800,886)	(39,816,300)
Total Vertex Energy, Inc. stockholders’ equity	27,370,831	27,985,353
Non-controlling interest	1,438,213	399,005
Total Equity	28,809,044	28,384,358
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$84,160,408	$84,305,474

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

UNAUDITED

	2018	2017
Revenues	$180,720,661	$145,499,092
Cost of revenues (exclusive of depreciation and amortization shown separately below)	151,314,039	124,226,489
Gross profit	29,406,622	21,272,603

Operating expenses:
Selling, general and administrative expenses	21,927,264	21,685,542
Depreciation and amortization	6,991,010	6,643,324
Total operating expenses	28,918,274	28,328,866
Income (loss) from operations	488,348	(7,056,263)
Other income (expense):
Other income	659	5,748
Gain on sale of assets	45,553	445
Gain on change in value of derivative warrant liability	763,716	2,120,584
Interest expense	(3,281,855)	(3,483,062)
Total expense	(2,471,927)	(1,356,285)
Loss before income taxes	(1,983,579)	(8,412,548)
Income tax benefit	—	274,423
Net loss	(1,983,579)	(8,138,125)
Net income attributable to non-controlling interest	234,188	295,108
Net loss attributable to Vertex Energy, Inc.	(2,217,767)	(8,433,233)

Accretion of discount on series B and B-1 Preferred Stock	(3,132,414)	(1,713,736)
Dividends on series B and B-1 Preferred Stock	(2,687,123)	(1,677,633)
Net loss available to common stockholders	$(8,037,304)	$(11,824,602)

Income (loss) per common share
Basic	$(0.23)	$(0.36)
Diluted	$(0.23)	$(0.36)
Shares used in computing earnings per share
Basic	35,411,264	32,653,402
Diluted	35,411,264	32,653,402

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2018 AND 2017

UNAUDITED

	2018	2017
Cash flows from operating activities
Net loss	$(1,983,579)	$(8,138,125)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation expense	659,836	606,446
Depreciation and amortization	6,991,010	6,643,324
Bad debt recovery	(299,110)	—
Gain on commodity derivative contracts	(1,062,682)	—
Net cash settlement on commodity derivatives	369,188	—
Gain on sale of assets	(45,553)	(445)
Gain on disposition	(241,416)	—
Amortization of debt discount and deferred costs	584,336	715,112
Deferred federal income tax	—	(274,423)
Decrease in fair value of derivative liability	(763,716)	(2,120,584)
Reduction in contingent consideration	(128,116)	—
Impairment of goodwill	176,349	—
Changes in operating assets and liabilities:
Accounts receivable	2,143,834	(336,772)
Inventory	(1,786,555)	(1,910,884)
Prepaid expenses	(597,146)	897,285
Accounts payable	1,493,324	487,343
Accrued expenses	42,625	390,699
Other assets	(176,342)	77,833
Net cash provided by (used in) operating activities	5,376,287	(2,963,191)
Cash flows from investing activities
Acquisitions	(269,826)	(1,999,580)
Proceeds from the sale of assets	—	327,718
Purchase of fixed assets	(2,499,117)	(2,125,667)
Net cash used in investing activities	(2,768,943)	(3,797,529)
Cash flows from financing activities
Line of credit proceeds (payments), net	(746,891)	1,865,488
Payments on capital lease obligations	(77,886)	—
Payment of debt issuance costs	—	(1,718,090)
Proceeds from notes payable	4,024,964	17,570,929
Payments made on notes payable	(4,063,487)	(13,057,978)
Net cash used in (provided by) financing activities	(863,300)	4,660,349
Net change in cash and cash equivalents and restricted cash	1,744,044	(2,100,371)
Cash and cash equivalents and restricted cash at beginning of the year	1,105,787	3,206,158
Cash and cash equivalents and restricted cash at end of year	$2,849,831	$1,105,787

SUPPLEMENTAL INFORMATION
Cash paid for interest	$2,722,542	$1,952,719
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$34	$39
Conversion of Series B and B1 Preferred Stock into common stock	$6,613,052	$119,440
Dividends on Series B and B-1 Preferred Stock	$2,687,123	$1,677,633
Accretion of discount on Series B and B-1 Preferred Stock	$3,132,414	$1,713,736
Equipment acquired under capital leases	$450,098	$—
Contributed assets Vertex Recovery Management LA from non-controlling interest	$857,738	$—
Contingent consideration on Nickco acquisition	$—	$236,680
Common restricted shares for Nickco acquisition	$93,000	$474,000
Return of common shares for sale escrow	$—	$1,109